As Filed With the Securities and Exchange Commission on June 2, 2010
                                                 Registration Number 333-_______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DEER BAY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                  1090
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)         Classification Code Number)         Identification No.)

     2366 Wall Street, Suite 407, Vancouver, British Columbia Canada V5L 4Y1
                            Telephone: (604) 734-2605
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  Garry E. Wong
          President, Chief Executive Officer, Chief Financial Officer,
                      Secretary, Treasurer and a Director
     2366 Wall Street, Suite 407, Vancouver, British Columbia Canada V5L 4Y1
                            Telephone: (604) 734-2605

                                 With a copy to:
               Boughton Law Corporation (Attention: Claudia Losie)
          595 Burrard Street, Suite 700, Vancouver, BC, Canada V7X 1S8
                            Telephone (604) 647-4149
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer                        [ ] Accelerated filer
[ ] Non-accelerated filer                          [X] Smaller reporting company
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
   Title of Each                              Proposed Maximum     Proposed Maximum       Amount of
Class of Securities          Amount to be      Offering Price         Aggregate         Registration
 to be Registered          Registered(1),(2)    Per Share(3)       Offering Price(3)        Fee
----------------------------------------------------------------------------------------------------
Common stock, par value
$0.001 per share(4)        41,610,000 shares        $0.02             $832,200.00          $59.34
====================================================================================================

(1) Amount to be registered represents: (i) 2,800,000 shares of common stock issued in connection with a private placement completed by the registrant on October 13, 2004 at a price of $0.001 per share; (ii) 1,050,000 shares of common stock issued in connection with a private placement completed by the registrant on October 28, 2004 at a price of $0.01 per share; (iii) 260,000 shares of common stock issued in connection with a private placement completed by the registrant on December 24, 2004 at a price of $0.05 per share; (iv) 32,500,000 shares of common stock issued in connection with a private placement completed by the registrant on May 1, 2008 at a price of $0.001 per shares; and (v) 5,000,000 shares of common stock issued in connection with a private placement completed on October 24, 2008 at a price of $0.001 per share..
(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").
(3) The proposed maximum offering price per share is calculated in accordance with Rule 457 of the Securities Act based on the most recent sale price of the registrant's shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                             DEER BAY RESOURCES INC.
                              A NEVADA CORPORATION

                        41,610,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 41,610,000 shares of our common stock that may be sold, from time to time, by the selling stockholders named in this prospectus for their own account consisting of: (i) 2,800,000 shares issued in connection with a private placement transaction we completed on October 13, 2004; (ii) 1,050,000 shares issued in connection with a private placement transaction we completed on October 28, 2004; (iii) 260,000 shares issued in connection with a private placement transaction we completed on December 24, 2004; (iv) 32,500,000 shares issued in connection with a private placement transaction we completed on May 1, 2008; and (v) 5,000,000 shares issued in connection with a private placement transaction we completed on October 24, 2008..

OUR COMMON STOCK IS TRADED IN THE OVER-THE-COUNTER MARKET AND PRICES ARE QUOTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "DBAY.OB". ON JUNE 1, 2010, THERE IS NO BID PRICE OR ASK PRICE.

THE SELLING STOCKHOLDERS MAY, FROM TIME TO TIME, SELL, TRANSFER OR OTHERWISE DISPOSE OF ANY OR ALL OF THEIR SHARES OF COMMON STOCK ON ANY EXCHANGE, MARKET OR TRADING FACILITY ON WHICH SHARES ARE TRADED OR IN PRIVATE TRANSACTIONS AND IN OTHER WAYS DESCRIBED IN THE "PLAN OF DISTRIBUTION". THESE DISPOSITIONS MAY BE AT FIXED PRICES, AT THE PREVAILING MARKET PRICE AT THE TIME OF SALE, AT PRICES RELATED TO THE PREVAILING MARKET PRICE, AT VARYING PRICES DETERMINED AT THE TIME OF SALE, OR AT NEGOTIATED PRICES.

We will not receive any proceeds from the sales of any of our shares of common stock by the selling stockholders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE BUYING ANY OF OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  THE DATE OF THIS PROSPECTUS IS JUNE 1, 2010.

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND IMPORTANT INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                TABLE OF CONTENTS

ITEM                                                                   Page No.
----                                                                   --------

SUMMARY .................................................................   3

RISK FACTORS ............................................................   4

USE OF PROCEEDS .........................................................  11

DETERMINATION OF OFFERING PRICE .........................................  11

DILUTION ................................................................  11

SELLING STOCKHOLDERS ....................................................  12

PLAN OF DISTRIBUTION ....................................................  14

INTERESTS OF NAMED EXPERTS AND COUNSEL ..................................  16

DESCRIPTION OF SECURITIES TO BE REGISTERED ..............................  16

LEGAL PROCEEDINGS .......................................................  21

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS .........................................  21

FINANCIAL STATEMENTS ....................................................  22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION
AND RESULTS OF OPERATIONS ...............................................  23

CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE ................................................  25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............  25

EXECUTIVE COMPENSATION ..................................................  26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..........  27

TRANSACTIONS WITH RELATED PERSONS,  PROMOTERS AND CERTAIN
CONTROL PERSONS .........................................................  27

DISCLOSURE OF COMMISSION POSITION ON  INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES ..............................................  28

                                     SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR BUSINESS

We are a natural resource exploration company currently engaged in the exploration, acquisition and development of mineral properties in Canada.

We have no revenues, have incurred losses since our incorporation on August 25, 2004, and have relied upon the sale of our securities in unregistered private placement transactions and loans from an officer and a shareholder to fund our operations. For the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and to pursue our exploration activities.

We were incorporated under the laws of Nevada effective August 25, 2004. Our principal offices are located at 2366 Wall Street, Suite 407, Vancouver, British Columbia, Canada V5L 4Y1. Our telephone number is (604) 734-2605.

THE OFFERING

The Issuer:                      Deer Bay Resources Inc.

The Selling Stockholders:        We sold an  aggregate of  41,610,000  shares to
                                 the   selling   stockholders   named   in  this
                                 prospectus in connection with private placement
                                 transactions.  All of the  common  stock  to be
                                 sold  under  this  prospectus  will  be sold by
                                 existing shareholders.
Shares Offered by the Selling
 Stockholders:                   The selling  stockholders may from time to time
                                 offer for resale up to 41,610,000 shares of our common stock.

Offering Price:                  The selling  stockholders may sell their shares
                                 offered  under this  prospectus  at  prevailing
                                 market prices,  privately  negotiated prices or
                                 otherwise   as  set   forth   under   "Plan  of
                                 Distribution" in this prospectus.

Terms of the Offering:           The selling  stockholders  will  determine when
                                 and how they will sell the common stock offered
                                 in  this   prospectus.   Refer   to   "Plan  of
                                 Distribution".

Termination of the Offering:     The  offering  will  conclude  when  all of the
                                 41,610,000  shares  of common  stock  have been
                                 sold,   the   shares  no  longer   need  to  be
                                 registered to be sold or we decide to terminate the registration of shares.

Use of Proceeds:                 We will not  receive  any  proceeds  from  this
                                 offering.
Outstanding Shares of
 Common Stock:                   There  are  130,110,000  shares  of our  common
                                 stock issued and outstanding as at the date of this prospectus.

Risk Factors:                    See "Risk Factors" and the other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

SUMMARY OF FINANCIAL DATA

All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The following financial data has been derived from and should be read in conjunction with our audited financial statements from inception (August 25, 2004) to February 28, 2010 together with the notes thereto; and (iii) the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

BALANCE SHEET DATA
                                                                As at              As at
                                                             February 28,       February 28,
                                                                2010               2009
                                                              --------           --------
                                                              (Audited)          (Audited)
ASSETS
  Cash                                                        $     96           $     37
                                                              --------           --------
      Total assets                                            $     96           $     37
                                                              --------           --------
CURRENT LIABILITIES
  Accounts payable                                            $  3,000           $      0
  Related party loans                                         $ 10,500           $  1,000
                                                              --------           --------
      Total Current Liabilities                               $ 13,500           $  1,000
                                                              --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                          $(13,404)          $   (963)
                                                              --------           --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)          $     96           $     37
                                                              ========           ========

STATEMENT OF OPERATIONS DATA
                                                                                                    Inception
                                                             For the Year      For the Year     (August 25, 2004)
                                                                Ended             Ended                to
                                                             Febraury 28,       February 28,       February 28,
                                                                2010               2009               2010
                                                              --------           --------           --------
                                                              (Audited)          (Audited)          (Audited)
REVENUES                                                      $     --           $     --           $     --
                                                              --------           --------           --------
EXPENSES
  Bank charges                                                $    115           $    158           $    668
  Mineral property costs                                      $    500           $  8,000           $ 16,000
  Office expenses                                             $     80           $    534           $  1,725
  Professional fees                                           $ 10,500           $ 25,889           $ 55,580
  Transfer agent and filing fees                              $  1,246           $ 12,106           $ 15,231
                                                              --------           --------           --------
      Total Operating Expenses                                $ 12,441           $ 46,687           $ 89,204
                                                              --------           --------           --------
NET LOSS                                                      $(12,441)          $(46,687)          $(89,204)
                                                              ========           ========           ========

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE WILL NEED TO SECURE ADDITIONAL FINANCING TO COMPLETE FURTHER EXPLORATION.

We were incorporated on August 25, 2004, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring certain mineral claims located in Canada. Therefore, our ability to operate our business successfully remains untested. If we are successful in developing the property underlying our mineral claims, we anticipate that we will retain future earnings, if any, and other cash resources for the future operation and development of our business as appropriate. We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. Payment of any future dividends is solely at the discretion of our Board of Directors, which will take into account many factors including our operating results, financial condition and anticipated cash needs. For these reasons, we may never achieve profitability or pay dividends.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral claim. Furthermore, if the costs of our planned exploration program are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued exploration of current and future mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity and loans from an officer and a shareholder. We presently believe that debt financing will not be an alternative to us as our mineral property is in the exploration stage. Alternatively, we may finance our business by offering an interest in any of our future mineral properties to be earned by another party or parties carrying out further exploration and development thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our mineral property. Further, if we are able to establish that development of our mineral property is commercially viable, our inability to raise additional financing at this stage would result in our inability to place our mineral property into production and recover our investment. We may not discover commercially exploitable quantities of mineral on our property that would enable us to enter into commercial production, and achieve revenues and recover the money we spend on exploration.

Our mineral property does not contain reserves in accordance with the definitions adopted by the Securities and Exchange Commission, and there is no assurance that any exploration program that we undertake will establish reserves. Our mineral property is in the exploration stage as opposed to the development stage and has no known body of economic mineralization. The known mineralization of this mineral property has not yet been determined, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral property, which future exploration may include the completion of feasibility studies necessary to evaluate whether commercial mineable mineral exists on our property. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of mineral. Any determination that our property contains commercially recoverable quantities of minerals may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economical. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral property can be commercially developed.

WE DO NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPLETE OUR RECOMMENDED EXPLORATION PROGRAM AND TO CONTINUE OPERATIONS BEYOND THE NEXT TWELVE MONTHS.

We have incurred a comprehensive loss of $57,110 for the period from August 25, 2004 (inception) to February 28, 2010, and we have no revenues to date. At February 28, 2010, we had cash of $96 and a working capital deficit of $13,404, which is not sufficient to maintain our administrative costs or to commence phase one of the exploration program recommended by our consulting geologist, and to meet our planned business objectives during the next twelve months. Management recognizes that we need to generate additional financial resources in order to complete our planned business objectives and to meet administrative costs as they come due over the next twelve months. If we are unable to obtain adequate additional financing, we will be prevented from engaging in operations and exploration activities and our business will fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND ON THE PROPERTY UNDERLYING OUR MINERAL CLAIMS AND THAT OUR BUSINESS WILL FAIL.

We have not begun the recommended exploration program on the property underlying our mineral claim and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of minerals on the property. You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals on the property underlying our mineral claims. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the property underlying our mineral claim that we plan to undertake. Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labour, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan. In addition, any determination that the property underlying our mineral claim contains commercially recoverable quantities of minerals may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property underlying our mineral claim can be commercially developed.

AS PART OF OUR GROWTH STRATEGY, WE INTEND TO ACQUIRE ADDITIONAL MINERAL EXPLORATION PROPERTIES.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

WE ARE RELATIVELY A NEW ENTRANT INTO THE MINERAL EXPLORATION AND DEVELOPMENT INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY.

Since inception, our activities have been limited to organizational efforts and obtaining working capital. It has only been since 2005 that our business operations and focus is on acquiring and developing a very limited number of properties. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited. The business of mineral exploration and development is subject to many risks and if mineral is found in economic production quantities, the potential profitability of future possible mining ventures depends upon factors beyond our control. The potential profitability of mining mineral properties if economic quantities of mineral is found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected grades of mineral; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions;
(xi)  unavailability  of  materials  and  equipment;  and (xii) the  failure  of equipment or processes to operate in accordance with specifications or expectations.

THE RISKS ASSOCIATED WITH EXPLORATION AND DEVELOPMENT AND, IF APPLICABLE, MINING COULD CAUSE PERSONAL INJURY OR DEATH, ENVIRONMENTAL DAMAGE, DELAYS IN MINING, MONETARY LOSSES AND POSSIBLE LEGAL LIABILITY.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved mineral reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

MINERAL PRICES MAY NOT SUPPORT CORPORATE PROFIT.

Mineral prices have been highly volatile, and are affected by numerous international economic and political factors which we have no control. The price of minerals is affected by numerous factors beyond our control, including the demand, increased supplies from both existing and new mineral mines, sales of minerals from existing government stockpiles, and political and economic conditions. Our long-term success is highly dependent upon the price of minerals, as the economic feasibility of any ore body discovered on our property would in large part be determined by the prevailing market price of that mineral. If a profitable market does not exist, we could have to cease operations.

OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on the property underlying our mineral claim and any other property that we may acquire. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the property underlying our mineral claims or any property we may acquire. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of minerals on any such properties.

AS WE UNDERTAKE EXPLORATION OF THE PROPERTY UNDERLYING OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

IF THERE IS A DEFECT WITH RESPECT TO TITLE OF OUR MINERAL CLAIMS, OUR BUSINESS MAY FAIL.

We own a mineral claim in British Columbia, Canada. The mining claim located in Ontario, Canada expired. Although we believe that we have taken all appropriate steps to determine that we have title to this claim, there is no guarantee that there are no defects with respect to title of the mineral claims. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we do not have clear title to our mineral claims, our business may fail and you may lose your entire investment in our common stock.

IF WE ARE UNABLE TO MAINTAIN OUR MINERAL CLAIMS, THEN OUR BUSINESS WILL FAIL.

We own a mineral claim in British Columbia, Canada. British Columbia's Mineral Tenure Act requires that a holder of title to mineral claims must spend at least CDN$0.40 per hectare per year (in the form of expenditures or payment of a fee in lieu thereof) in order to keep claims in good standing. Our mineral claim covers a total area of approximately 418 hectares. Thus, the annual cost of compliance with the Mineral Tenure Act with respect to our mineral claim is currently approximately CDN $167 per year. The claim is in good standing with the Province of British Columbia. As such, exploration work with a minimum value of approximately CDN $167 (or payment of a fee in lieu thereof) is required before February 4, 2011 in order to maintain the claim in good standing for an additional year. If we fail to meet these requirements on a timely basis, our mineral claim will lapse. Accordingly, you could lose all or part of your investment in our common stock.

WE ARE SUBJECT TO RISKS INHERENT IN THE MINING INDUSTRY, AND AT PRESENT WE DO NOT HAVE ANY INSURANCE AGAINST SUCH RISKS. ANY LOSSES WE MAY INCUR THAT ARE ASSOCIATED WITH SUCH RISKS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS WHICH WILL HAVE A MATERIAL ADVERSE EFFECT UPON OUR RESULTS OF OPERATIONS.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, such insurance may not be available to us at economically feasible premiums or at all. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

IF WE DO NOT FIND A JOINT VENTURE PARTICIPANT FOR THE CONTINUED EXPLORATION OF THE PROPERTY UNDERLYING OUR MINERAL CLAIM, WE MAY NOT BE ABLE TO ADVANCE THE EXPLORATION WORK.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property underlying our mineral claim. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party. A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in our mineral claim to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

BECAUSE OF THE FIERCELY COMPETITIVE NATURE OF THE MINING INDUSTRY, WE MAY BE UNABLE TO MAINTAIN OR ACQUIRE ATTRACTIVE MINING PROPERTIES ON ACCEPTABLE TERMS, WHICH WILL MATERIALLY AFFECT OUR FINANCIAL CONDITION.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

WE RELY ON KEY MEMBERS OF MANAGEMENT, THE LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon Garry E. Wong, our sole officer and director. Garry E. Wong is a significant factor in our growth and success. The loss of the service of Mr. Wong could have a material adverse effect on us.

BECAUSE OUR SOLE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our sole officer, Garry E. Wong, who serves as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and as our sole director, is spending only approximately 20% of his business time on providing management services to us. While we believe that Mr. Wong presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently have our common stock quoted on the Financial Industry Regulatory Authority's (FINRA) OTC Bulletin Board. In order to do this, we must attract more market makers. At the date hereof we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to 32% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

RESALE RESTRICTIONS FOR BRITISH COLUMBIA RESIDENTS MAY LIMIT THE ABILITY OF SUCH RESIDENTS TO RESELL THEIR SHARES IN THE U.S., WHICH WILL AFFECT THE PRICE AT WHICH THEIR SHARES MAY BE SOLD.

Selling stockholders that are residents of British Columbia, and that acquired their shares of our common stock on or after September 15, 2008 and before our ticker-symbol date, have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 51-509 "Issuers Quoted in the U.S. Over-the-Counter Markets" to resell their shares. B.C. Instrument 51-509 requires, among other conditions, that such British Columbia stockholders trade their shares of our common stock through an investment dealer from an account at that investment dealer in the name of the selling stockholder, and that the investment dealer executes the trade through the OTC Bulletin Board or Pink Sheets. These restrictions will limit the ability of such British Columbia selling stockholders to resell the securities in the United States and, therefore, may materially affect the market value of your shares.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock is subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently have our common stock quoted on FINRA's OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are currently subject to the "penny stock rules" adopted pursuant to Section 15(g) of the SECURITIES EXCHANGE ACT OF 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

OUR SOLE DIRECTOR IS OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR DIRECTOR OR OFFICER.

Our sole director is a national and/or resident of a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from any forward-looking statement. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

                         DETERMINATION OF OFFERING PRICE

Our common stock is currently listed on FINRA's OTC Bulletin Board but our common shares do not presently trade nor have a bid or ask price. Accordingly, we have fixed the benchmark offering price by reference to our most recent offering of our shares, which was effected at $0.02 per share. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock has a bid/ask and is quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

If a market for our common stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 41,610,000 shares of common stock covered by this prospectus, consisting of shares issued in the private placement transactions. We completed the offering of our shares in offshore transactions pursuant to Rule 903 of Regulation S under the Securities Act.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

     1. the number of shares owned by each selling stockholder prior to this offering;
     2. the total number of shares that are to be offered by each selling stockholder;
     3. the total number of shares that will be owned by each selling stockholder upon completion of the offering; and
     4. the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Total shares to be owned upon completion of this offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than any relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

                                                            Total number of
                                                             shares to be
                                                              offered for         Total shares to
                                          Shares owned          selling            be owned upon         Percent owned
                                          prior to this      shareholders          completion of       upon completion of
Name of Selling Shareholder                offering(1)          account            this offering        this offering(2)
---------------------------                -----------          -------            -------------        ----------------
PRIVATE PLACEMENT COMPLETED ON OCTOBER 13, 2004 AT A PRICE OF $0.001 PER SHARE

Brenda Wong                                 400,000             400,000                  -0-                  -0-
Bay Van Than                                400,000             400,000                  -0-                  -0-
Dylan Ji                                    400,000             400,000                  -0-                  -0-
Alice Fong                                  400,000             400,000                  -0-                  -0-
A. Ranson Parker                            400,000             400,000                  -0-                  -0-
Sonja Vergettini                            400,000             400,000                  -0-                  -0-
Grace Ling                                  400,000             400,000                  -0-                  -0-

PRIVATE PLACEMENT COMPLETED ON OCTOBER 28, 2004 AT A PRICE OF $0.01 PER SHARE

Chris Prentice                              150,000             150,000                  -0-                  -0-
Shannon Prentice                            150,000             150,000                  -0-                  -0-
Bart Brooks                                 150,000             150,000                  -0-                  -0-
Deborah Bucar                               150,000             150,000                  -0-                  -0-
Marquis Consulting Group                    150,000             150,000                  -0-                  -0-
Henry Gonie                                 150,000              150,00                  -0-                  -0-
Dennis Shikaze                              150,000             150,000                  -0-                  -0-

                                                            Total number of
                                                             shares to be
                                                              offered for         Total shares to
                                          Shares owned          selling            be owned upon         Percent owned
                                          prior to this      shareholders          completion of       upon completion of
Name of Selling Shareholder                offering(1)          account            this offering        this offering(2)
---------------------------                -----------          -------            -------------        ----------------
PRIVATE PLACEMENT COMPLETED ON DECEMBER 24, 2004 AT A PRICE OF $0.05 PER SHARE

Lien Huong Tran                              20,000              20,000                  -0-                  -0-
Ross Porter                                  20,000              20,000                  -0-                  -0-
Brian Newlands                               20,000              20,000                  -0-                  -0-
Beverly Thacker                              20,000              20,000                  -0-                  -0-
Giovanni Dirosa                              20,000              20,000                  -0-                  -0-
May Y Chou                                   20,000              20,000                  -0-                  -0-
Wilfre Dirks                                 20,000              20,000                  -0-                  -0-
Maurice Lee                                  20,000              20,000                  -0-                  -0-
Tippy Mah                                    20,000              20,000                  -0-                  -0-
Greg Forrester                               20,000              20,000                  -0-                  -0-
Carrie Hui                                   20,000              20,000                  -0-                  -0-
Fred Cashman                                 20,000              20,000                  -0-                  -0-
Alvin Hui                                    20,000              20,000                  -0-                  -0-

PRIVATE PLACEMENT COMPLETED ON MAY 1, 2008 AT A PRICE OF $0.001 PER SHARE

Ye Bin                                    6,500,000           6,500,000                  -0-                  4.9%
Sun Suzhuan                               6,500,000           6,500,000                  -0-                  4.9%
Zhao Heng                                 6,500,000           6,500,000                  -0-                  4.9%
Sun Suping                                6,500,000           6,500,000                  -0-                  4.9%
Yang Nuan                                 6,500,000           6,500,000                  -0-                  4.9%

PRIVATE PLACEMENT COMPLETED ON OCTOBER 24, 2008 AT A PRICE OF $0.001 PER SHARE

Don Prest                                 5,000,000           5,000,000                  -0-                  3.8%

TOTAL:                                   41,610,000          41,610,000                  -0-                   -0-

----------
(1) Beneficial ownership calculation under Rule 13d-3 of the SECURITIES AND EXCHANGE ACT OF 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2) Based on 130,110,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

                              PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

OFFERING PRICE

The selling stockholders will sell their shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling stockholders to the public may be:

     1.   the market price prevailing at the time of sale;
     2.   a price related to such prevailing market price; or
     3. such other price as the selling stockholders determine from time to time.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

     1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
     3.   ordinary   brokerage   transactions   in  which  the  broker  solicits
          purchasers;
     4.   through options, swaps or derivative;
     5.   privately negotiated transactions; or
     6.   in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

SALES BY RESIDENTS OF BRITISH COLUMBIA

Selling stockholders that are residents of British Columbia, and that acquired their shares of our common stock on or after September 15, 2008 and before our ticker-symbol date, have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 51-509 "Issuers Quoted in the U.S. Over-the-Counter Markets" to resell their shares. B.C. Instrument 51-509 requires, among other conditions, that such British Columbia stockholders trade their shares of our common stock through an investment dealer from an account at that investment dealer in the name of the selling stockholder, and that the investment dealer executes the trade through the OTC Bulletin Board or Pink Sheets.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $5,000 including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of an aggregate of 200,000,000 shares of common stock, with a par value of $0.0001 per share. As of the date of this prospectus, there are 130,110,000 shares of our common stock issued and outstanding held by 34 shareholders of record.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote, except that at all elections of directors, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder's shares of capital stock entitled to vote, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no sinking fund or redemption provisions applicable to our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Boughton Law Corporation, legal counsel, has provided an opinion on the validity of the share of our common stock that are the subject of this prospectus.

The audited financial statements for the years ended February 28, 2010 and 2009, included in this prospectus, have been audited by Weaver & Martin, LLC, which is an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

                     DESCRIPTION OF BUSINESS AND PROPERTIES

INCORPORATION AND ORGANIZATIONAL ACTIVITITES

We were incorporated on August 25, 2004 under the laws of the State of Nevada. We appointed Garry E. Wong as our sole officer and director.

OUR BUSINESS

MINERAL CLAIMS

Since inception, we were an exploration stage company engaged in the acquisition and exploration of mineral properties in Canada. On April 26, 2005, we entered into a mineral property purchase agreement to acquire a 100% interest in a mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario, Canada for total consideration of $7,500. This claim expired. On March 18, 2008, we entered into a mineral property purchase agreement with Laurence Stephenson (the "Stephenson Agreement") to acquire a 100% interest in a mineral claim known as the Emmy Claim located in the Emory Creek area of the New Westminster Mining Division, British Columbia, Canada (the "British Columbia Claim"). This claim expired on January 25, 2010 and was re-staked on February 4, 2010 by Teuton Resources Corp. ("Teuton"). The Company entered into a Letter and Trust Agreement with Teuton dated February 4, 2010 and paid Teuton Cnd$500 to hold the re-staked Emmy Claim in trust for the Company. As of the date of this Prospectus the Emmy Claim is in good standing until February 4, 2011. In 2008 we paid $5,000 to a geologist for analysis of the property underlying our Emmy Claim and paid a further $ to update this analysis to a current date.

We have obtained an updated geological report on the property underlying our Emmy Claim. The geology report was originally prepared and dated June 5, 2008 and was updated on February 10, 2010. The updated geology report recommends that a Phase I program of geological mapping, sampling and prospecting be undertaken to further define areas of potential interest. The first priority is a comprehensive review of reports and maps pertaining to all past exploration work, including surface surveys, drilling, trenching and underground exploration followed by a field examination of the subject area. The review should include preparation of compilations of all available maps and sections pertaining to the property adjusted to common scales to permit accurate comparisons of data from different projects. The geophysical data, in particular the chargeability surveys previously carried our, should be professionally re-evaluated and an effort should be made to re-locate the survey grids. Their positions along with those of all known mineral occurrences, trenches, drill holes, adits and geographical features should be established with the aid of GPS instruments. Completion of this phase is expected to identify gaps in data and areas where additional effort is needed and to permit design of an appropriate program of additional work.

The nature and extent of any follow-up work will be contingent on the results of the review but it is recommended that provision be made for a preliminary program of geological mapping, fill-in soil sampling and possibly trenching particularly in the areas of the chargeability anomalies. Consideration should be given to the application of mobile metal ion geochemistry as an approach to overcoming apparent difficulties with heavy overburden in parts of the property.

An estimate of the cost of the proposed initial review and field examination is $10,000 along with an additional $25,000 of further geological investigation in order to complete Phase II. Provision of an additional budget of $50,000 is recommended for the contingent exploration work that would be required to complete the follow-up surveys.

EXPLORATION STAGE COMPANY

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain minerals for the purpose of discovering the presence of such minerals, if any, and its extent. There is no assurance that commercially viable minerals exist on the property underlying our British Columbia Claim, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable reserve on the property underlying our interests, and there is no assurance that we will discover one.

PROPERTY DESCRIPTION

The property consists of one mineral claim representing 320 units listed in the table below:

CLAIM NUMBER AND NAME         AREA (IN HECTARES)            EXPIRY DATE
---------------------         ------------------            -----------
    #705501 Emmy                     418                  February 4, 2011

Following is the Map  referred to in the  geologist  report  attached as Exhibit
10.5:

                      [MAP SHOWING THE EMMY CLAIM LOCATION]

The Pacific Nickel Mine located in Southwestern BC near Hope was a very significant producer of copper and nickel from an ultramafic intrusive geologic environment. As one of the largest Canadian sources of these metals outside of Sudbury, Ontario and Thompson, Manitoba, the lack of exploration in this area makes it a unique underdeveloped mineral belt that requires a concerted exploration program that should include geological mapping; silt, soil and rock sampling, thin section analysis, and airborne geophysics followed by diamond drilling.

The Emory Creek Claim is located 5 kilometres north of the mine area and approximately 11 kilometres north of Hope B.C. on Map Sheet M092H053.

There is tremendous similarity and coincident features in the rock types and geophysical imprint between the geology of the Pacific Nickel Mine area and the ultramafic belt extending to the northwest and southwest from it. It is evident from the public and private record that this belt has not been subjected to detailed recent exploration until now with numerous exploration companies initiating large scale programs. Research into the mine area has provided some excellent exploration features that should be looked for on the unexplored area.

EXPLORATION PROGRAM

We will engage a geologist to provide a further analysis of the property and potential for minerals. Our initial program will be to prospect the property locating all signs of unreported previous work and record the results by global positioning system (GPS) coordinates. After all previous work areas have been accurately located; a geologist can rapidly produce a detailed geological map of the property delineating the favourable areas. Samples will be collected from all exposure of the formation and analyses performed.

The requirement to raise further funding for exploration beyond that obtained for the next six month period continues to depend on the outcome of geological and engineering testing occurring over this interval. If results provide the basis to continue development and geological studies indicate high probabilities of sufficient production quantities, we will attempt to raise capital to further our mining program, build production infrastructure, and raise additional capital for further land acquisitions. This includes the following activity:

     *    Review all available information and studies.
     *    Digitize all available factual information.
     * Complete an NI 43-101 Compliant Report with a qualified geologist familiar with mineralization.
     * Determine feasibility and amenability of extracting the minerals via an ISL operation.
     *    Create investor communications materials, corporate identity.
     *    Raise funding for mineral development.
     * Target further claims for exploration potential and obtain further funding to acquire new exploration targets.

COMPETITION

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking mineral based exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime mineral exploration prospects and then exploit such prospects. Competition for the acquisition of mineral exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable mineral exploration properties will be available for acquisition and development.

MINERAL EXPLORATION REGULATION

Our mineral exploration activities are, or will be, subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. Our activities may be subject to certain federal, state and local laws and regulations, relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations does not appear to have a future material effect on our operations or financial condition to date. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. However, such laws and regulations, whether national or local, are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have not been incurred to date with respect to compliance with environmental laws but such costs may be expected to increase with an increase in scale and scope of exploration.

Mineral exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Mineral exploration operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mineral exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this Prospectus, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

EMPLOYEES

As of the date of this Prospectus we have no significant employees other than Garry E. Wong, our sole officer and director. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the property underlying our interests in order to carry out our plan of operations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patent or trademark.

                                LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our shares of common stock are quoted for trading on the OTC Bulletin Board under the symbol "DBAY.OB". The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low bid prices relating to our common stock for the periods indicated, as provided by the OTC Bulletin Board. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

            Quarter Ended              High Bid           Low Bid
            -------------              --------           -------
            February 28, 2010          $nil               $nil
            November 30, 2009          $nil               $nil
            August 31, 2009            $nil               $nil
            May 31, 2009               $nil               $nil

On June 1, 2010, the low bid price of our common stock was $nil per share, the high ask price of our common stock was $nil per share, and the last reported sale price for our common stock was $nil per share.

CONVERTIBLE SECURITIES

As of the date of this Prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

144 SHARES

The SEC enacted changes to Rule 144, which took effect on February 15, 2008. In general, under revised Rule 144, the following guidelines will apply:

                            Affiliate or person selling                      Non-affiliate (and has not been
                             on behalf of an affiliate                  an affiliate during the prior three months)
                             -------------------------                  -------------------------------------------
Restricted            During  six-month   holding   period--no           During  six-month   holding   period--no
Securities of         resales under Rule 144 permitted                   resales under Rule 144 permitted
Reporting Issuers
                      After  six-month   holding   period--may           After   six-month   holding  period  but
                      resell in  accordance  with all Rule 144           before   one   year--unlimited    public
                      requirements,  including  current public           resales  under Rule 144 except  that the
                      information,  volume limitations, manner           current public  information  requirement
                      of   sale    requirements   for   equity           still applies
                      securities, and filing of Form 144
                                                                         After one year holding period--unlimited
                                                                         public  resales under Rule 144, need not
                                                                         comply   with   any   other   Rule   144
                                                                         requirements

Restricted            During   one-year   holding   period--no           During   one-year   holding   period--no
Securities of         resales under Rule 144 permitted                   resales under Rule 144 permitted
Non-Reporting
Issuers               After   one-year   holding   period--may           After one year holding period--unlimited
                      resell in  accordance  with all Rule 144           public  resales under Rule 144, need not
                      requirements,  including  current public           comply   with   any   other   Rule   144
                      information,  volume limitations, manner           requirements
                      of   sale    requirements   for   equity
                      securities, and filing of Form 144

Unless and until the  Registration  Statement of which this  Prospectus  forms a part is declared effective by the SEC and we subsequently file a registration statement on Form 8-A to register our common stock (which we intend to do upon receipt of notification of effectiveness of the Registration Statement of which this Prospectus forms a part), we will be considered a "non-reporting" issuer such that the guidelines set forth in the bottom row of the chart above will be applicable. Once the Registration Statement of which this Prospectus forms a part is declared effective and we file a Registration Statement on Form 8-A to register our common stock, we will be considered a "reporting company" such that the guidelines in the first row of the chart above will be applicable.

As of the date of this Prospectus, to the best of our knowledge and belief, the only "affiliates" of us (as such term is defined in Rule 144, is Garry E. Wong, our sole officer and director. As disclosed in this Prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management", our sole officer and director is the beneficial owner of an aggregate of 88,500,000 shares of common stock, representing 68% of our currently issued and outstanding common stock. As an affiliate, our officer/director may sell such shares upon satisfaction of the relevant holding period for affiliates indicated above; provided that he will comply with all other Rule 144 requirements.

As of the date of this Prospectus, "non-affiliates" of our company hold all of our securities not held by affiliates. As of the date of this Prospectus, all of our "non-affiliates" are those individuals listed as selling shareholders in this Prospectus. Such non-affiliates may sell such shares upon satisfaction of the relevant holding period for non-affiliates indicated above, provided that they comply with any other applicable Rule 144 requirements as indicated above.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus we had 34 registered holders of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The NEVADA REVISED STATUTES, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or
2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus, we do not have any equity compensation plans in place.

                              FINANCIAL STATEMENTS

This Prospectus includes our audited financial statements from our inception (August 25, 2004) to February 29, 2010 and the years ended February 28, 2010 and 2009 together with the notes thereto. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
Deer Bay Resources Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Deer Bay Resources Inc. (an exploration stage company) as of February 28, 2010 and 2009 and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from August 24, 2004 (inception) to February 28, 2010 and the years ended February 28, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deer Bay Resources Inc. (An Exploration Stage Company) as of February 28, 2010 and 2009 and the results of its operations, stockholders' equity (deficit), and cash flows for the period from August 24, 2004 (inception) to February 28, 2010 and the years ended February 28, 2010 and 2009 in conformity with U.S. generally accepted accounting principles

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Weaver & Martin, LLC
--------------------------------
Weaver & Martin, LLC
Kansas City, Missouri
May 18, 2010

Deer Bay Resources Inc.
(An Exploration Stage Company)
Balance Sheets

                                                                 February 28,       February 28,
                                                                     2010               2009
                                                                   --------           --------
                                                                      $                  $
Assets

Current Assets
  Cash                                                                   96                 37
                                                                   --------           --------

Total Assets                                                             96                 37
                                                                   ========           ========

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Accounts payable                                                    3,000                 --
  Related party loans (Note 4)                                       10,500              1,000
                                                                   --------           --------

Total Current Liabilities                                            13,500              1,000
                                                                   --------           --------

Stockholders' Equity (Deficit)

Capital stock
  Authorized:
    200,000,000 common shares with a par value of $0.0001
  Issued and outstanding:
    130,110,000 common shares issued and outstanding                 13,011             13,011
Additional paid-in-capital                                           62,789             62,789
Deficit accumulated during the exploration stage                    (89,204)           (76,763)
                                                                   --------           --------

Total stockholders' equity (deficit)                                (13,404)              (963)
                                                                   --------           --------

Total liabilities and stockholders' equity (deficit)                     96                 37
                                                                   ========           ========

Nature of operations and continuance of business (Note 1)


See Accompanying Notes

Deer Bay Resources Inc.
(An Exploration Stage Company)
Statements of Operations

                                          Cumulative from
                                          August 25, 2004
                                          (Inception) to            Year Ended             Year Ended
                                         February 28, 2010      February 28, 2010      February 28, 2009
                                         -----------------      -----------------      -----------------
                                                 $                      $                      $
Revenue                                               --                     --                     --
                                            ------------           ------------           ------------
Expenses
  Bank charges                                       668                    115                    158
  Mineral property costs                          16,000                    500                  8,000
  Office expenses                                  1,725                     80                    534
  Professional fees                               55,580                 10,500                 25,889
  Transfer agent and filing fees                  15,231                  1,246                 12,106
                                            ------------           ------------           ------------

Net Loss                                         (89,204)               (12,441)               (46,687)
                                            ============           ============           ============

Loss per share - Basic and diluted                                           --                     --
                                                                   ============           ============
Weighted Average Number of Common
 Shares Outstanding                                                 130,110,000             89,507,000
                                                                   ============           ============


See Accompanying Notes

Deer Bay Resources Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficit)
From August 25, 2004 (Inception) to February 28, 2010

                                                                                Deficit
                                                                              Accumulated
                                     Number of                  Additional    During the
                                      Common          Par        Paid-in      Exploration
                                      Shares         Value       Capital         Stage           Total
                                      ------         -----       -------         -----           -----
                                                       $            $              $               $
August 25, 2004                            --            --            --             --             --

October 11, 2004 - Issued for
 cash at $0.001                     6,300,000           630         5,670             --          6,300

October 25, 2004 - Issued for
 cash at $0.01                      1,050,000           105        10,395             --         10,500

January 5, 2005 - Issued for          260,000            26        12,974             --         13,000
 cash at $0.05

Net loss                                   --            --            --         (3,729)        (3,729)
                                  -----------      --------      --------      ---------       --------
Balance, February 28, 2005          7,610,000           761        29,039         (3,729)        26,071

Net loss                                   --            --            --        (11,824)       (11,824)
                                  -----------      --------      --------      ---------       --------
Balance, February 28, 2006          7,610,000           761        29,039        (15,553)        14,247

Net loss                                   --            --            --         (2,598)        (2,598)
                                  -----------      --------      --------      ---------       --------
Balance, February 28, 2007          7,610,000           761        29,039        (18,151)        11,649

Net loss                                   --            --            --        (11,925)       (11,925)
                                  -----------      --------      --------      ---------       --------
Balance, February 29, 2008          7,610,000           761        29,039        (30,076)          (276)

June 24, 2008 - Issued for
 cash at $0.001                    32,500,000         3,250        29,250             --         32,500

June 24, 2008 - Issued for
 cash at $0.0001                   85,000,000         8,500            --             --          8,500

October 24, 2008 - Issued for
 cash at $0.001                     5,000,000           500         4,500             --          5,000

Net loss                                   --            --            --        (46,687)       (46,687)
                                  -----------      --------      --------      ---------       --------
Balance, February 28, 2009        130,110,000        13,011        62,789        (76,763)          (963)

Net loss                                   --            --            --        (12,441)       (12,441)
                                  -----------      --------      --------      ---------       --------

Balance, February 28, 2010        130,110,000        13,011        62,789        (89,204)       (13,404)
                                  ===========      ========      ========      =========       ========

See Accompanying Notes

Deer Bay Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows

                                                  Cumulative from
                                                  August 25, 2004
                                                  (Inception) to          Year Ended            Year Ended
                                                 February 28, 2010    February 28, 2010     February 28, 2009
                                                 -----------------    -----------------     -----------------
                                                         $                    $                     $
Cash flows from operating activities
  Net loss                                           (89,204)             (12,441)               (46,687)
  Adjustment to reconcile net loss to net cash:
    Write-off of mineral properties                   16,000                  500                  8,000
  Changes in operating assets and liabilities:
    Accounts payable and accrued liabilities           3,000                3,000                 (5,000)
                                                     -------              -------                -------

Net cash used in operating activities                (70,204)              (8,941)               (43,687)
                                                     -------              -------                -------
Cash flows to investing activities
  Mineral property costs                             (16,000)                (500)                (8,000)
                                                     -------              -------                -------

Net cash used in investing activities                (16,000)                (500)                (8,000)
                                                     -------              -------                -------
Cash flows from financing activities
  Proceeds from officer's loan                        10,500                9,500                  1,000
  Common shares issued for cash                       75,800                   --                 46,000
                                                     -------              -------                -------

Net cash provided by financing activities             86,300                9,500                 47,000
                                                     -------              -------                -------

Net increase (decrease) in cash                           96                   59                 (4,687)

Cash - beginning of period                                --                   37                  4,724
                                                     -------              -------                -------

Cash - end of period                                      96                   96                     37
                                                     =======              =======                =======

Supplemental cash flow information:

Cash paid for:
  Interest                                                --                   --                     --
  Taxes                                                   --                   --                     --
                                                     =======              =======                =======


See Accompanying Notes

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


1. Nature of Operations and Continuance of Business

     Deer Bay Resources Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on August 25, 2004. The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its property contains mineral reserves that are economically recoverable. We have not produced any significant revenues from the Company's principal business or commenced significant operations and are considered an exploration stage company as defined by SEC Guide 7 with reference to Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) topic 915.

     On April 29, 2008 the Company's articles of incorporation were amended to increase the authorized share capital to 200,000,000 common shares and change the par value to $0.0001. This amendment was applied retroactively to all share, and per share, amounts.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $89,204 as at February 28, 2010 and a working capital deficiency of $13,404. Further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

2. Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to donated services and expenses, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the  circumstances,  the  results  of which form the basis for making judgments  about the  carrying  values of assets  and  liabilities  and the accrual of costs and  expenses  that are not  readily  apparent  from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     Mineral Claim Payments and Exploration Expenditures

     The Company is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. We assess the carrying cost for impairment under the FASB ASC topic 360 at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs subsequently incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the established life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


2. Summary of Significant Accounting Policies (continued)

     Long-lived Assets

     The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

     Recoverability  is assessed  based on the carrying  amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

     Financial Instruments

     The fair values of financial instruments, which include cash, note payable and due to related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     Foreign Currency Translation

     The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 820, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     New Accounting Standards Adopted During the Year Ended February 28, 2010

     On February 28, 2010 the Company adopted FAS ASU No. 2009-01 (Topic 105) - Generally Accepted Accounting Principles - amendments based on - Statement of Financial Accounting Standards No. 168 - The FASB Accounting and Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standard Updates. This ASU includes FASB Statement No. 168 in its entirety. While ASU's will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance. The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and non-authoritative. The adoption of these changes had no impact on the Company's financial statements.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


2. Summary of Significant Accounting Policies (continued)

     On November 30, 2009, the Company adopted FASB ASC 105 -- GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, which established the FASB Accounting Standards Codification ("the Codification"), as the single official source of authoritative, nongovernmental, U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. The Codification is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the Codification carries an equal level of authority. The Codification is effective for interim and annual periods ending after September 15, 2009. Accordingly, the Company refers to the Codification in respect of the appropriate accounting standards throughout this document as "FASB ASC". Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company's financial statements.

     On November 1, 2009 the Company adopted FAS ASU 2009-05 for changes to measuring liabilities at fair value. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes become effective for the Company on November 1, 2009. The Company does not anticipate the adoption of these changes will have an impact on the Company's financial statements.

     On September 1, 2009, the Company adopted the changes issued by FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4;"), to address challenges in estimating fair value when the volume and level of activity for an asset or liability have significantly decreased. This FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. This FSP is effective for interim and annual reporting periods ending after June 15, 2009. Implementation of this Standard did not have any impact on the Company's consolidated financial statements.

     On August 31, 2009, the Company adopted the changes issued by FASB ASC topic 855 to subsequent events. ASC 855 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. ASC 855 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of the changes to ASC 855 had no impact on the Company's financial statements.

     On August 31, 2009, the Company adopted the changes issued by FASB ASC topic 825 on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. ASC 825 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance for identifying circumstances that indicate a transaction is not orderly. This guidance is necessary to maintain the overall objective of fair value measurements, which is that fair value which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The adoption of the changes to ASC 825 had no impact on the Company's financial statements.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


2. Summary of Significant Accounting Policies (continued)

     On August 31, 2009, the Company adopted the changes issued by the FASB to recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on the Company's financial statements.

     On August 31, 2009, the Company adopted the changes issued by the FASB for interim disclosures about fair value of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. Other than the required disclosures, the adoption of these changes had no impact on the Company's financial statements.

     On March 1, 2009, the Company adopted changes issued by the FASB to the fair value option for financial assets and liabilities. These changes permit measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The adoption of these changes had no material impact on the Company's financial statements, as we did not elect the fair value option for any of the Company's financial assets or liabilities.

     On March 1, 2009, the Company adopted the changes issued by FASB ASC topic 805 for business combinations. These changes require an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired business at the acquisition date, measured at their fair values as of that date, with limited exceptions. This statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired business, at the full amounts of their fair values. ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this statement. The Company's adoption of the changes to ASC 805 had no impact on the Company's financial statements. However, we expect the changes to ASC 805 will have an impact on the Company's accounting for future business combinations, but the effect is dependent upon making acquisitions in the future.

     On March 1, 2009, the Company adopted the changes issued by FASB ASC topic 810-10 for non-controlling interests in consolidated financial statements. ASC 810-10 states that accounting and reporting for minority interests are to be re-characterized as non-controlling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. The Company's adoption of the changes to ASC 810-10 had no impact on the Company's financial statements.

     On March 1, 2009, the Company adopted the changes issued by FASB ASC topic 815-10-50 for disclosures about derivative instruments and hedging activities. ASC 815-10-50 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The Company's adoption of the changes to ASC 815-10-50 did not have an impact on the Company's current or comparative consolidated financial statements.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


2. Summary of Significant Accounting Policies (continued)

     On March 1, 2009, the Company adopted changes issued by the FASB to accounting for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes had no impact on the Company's financial statements.

     On March 1, 2009, the Company adopted the changes issued by the FASB to the hierarchy of generally accepted accounting principles. These changes identify the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. Adoption of these changes had no impact on the Company's financial statements.

     On March 1, 2009, the Company adopted the changes issued by the FASB on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). These changes specify that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of these changes had no impact on the Company's results of operations or financial position.

     On March 1, 2009, the Company adopted the changes issued by the FASB to whether an instrument (or embedded feature) is indexed to an entity's own stock. These changes provide a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for scope exception. The adoption of these changes did not have an impact on the Company's financial statements.

     On March 1, 2009, the Company adopted the changes issued by the FASB to determine whether instruments granted in share-based payment transactions are participating securities. These changes address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. This guidance indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The adoption of these changes had no impact on the Company's results of operations or financial position.

     On March 1, 2009, the Company adopted the changes issued by the FASB to equity method investment accounting considerations. These changes clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent of these changes is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee's issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. The adoption of these changes had no impact on the Company's current or prior consolidated financial position or results of operations.

     On March 1, 2009, the Company adopted the changes issued by the FASB to disclosures by public entities (enterprises) about transfers of financial assets and interest in variable interest entities. These changes require additional disclosure about transfers of financial assets and an enterprise's involvement with variable interest entities. The adoption of these changes did not have an impact on the Company's financial statements.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


2. Summary of Significant Accounting Policies (continued)

     On March 1, 2009, the Company adopted the changes issued by the FASB to employers' disclosures about pensions and other postretirement benefits. These changes require enhanced disclosures about the plans for assets of a Company's defined benefit pension and other postretirement plans. The enhanced disclosures are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. The adoption of these changes did not have an impact on the Company's financial statements.

     New accounting standards to be adopted are as follows:

     In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes become effective for the Company on March 1, 2010. The adoption of these changes is not expected to have an impact on the Company's financial statements.

     In June 2009,  the FASB  issued  changes  to the  accounting  for  variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity's economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity. This Statement shall be effective for the Company on March 1, 2010. Earlier application is prohibited. The Company does not anticipate any significant financial impact from adoption of this accounting pronouncement.

     In October 2009, the FASB issued ASU 2009-13 for changes to MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS A CONSENSUS OF THE FASB EMERGING ISSUES TASK FORCE, which amends ASC topic 605, Revenue Recognition, to require companies to allocate revenue in multiple-element arrangements based on an element's estimated selling price if vendor-specific or other third-party evidence of value is not available. ASU 2009-13 is effective for us on November 1, 2010. Earlier application is permitted. We do not anticipate the adoption of these changes will have an impact on the Company's financial statements.

3.   Mineral Interests

     On March 18, 2008, the Company entered into a mineral property purchase agreement to acquire a 100% interest in the Emmy Claim located in the New Westminster Mining Division, BC for total consideration of $8,000. This mining interest was held in trust for the Company by the vendor of the property. On January 25, 2010 this mineral claim had lapsed and was re-staked by a third party. On February 4, 2010 the Company entered into a Letter and Trust Agreement with this third party to acquire the Emmy Claim. The Company paid $500 as consideration. The Emmy Claim expires February 4, 2011. The third party holds the Emmy Claim in trust for the Company and upon request; title will be recorded in the name of the Company.

4. Related Party Loans

     The President of the Company loaned $1,500 during the year and is owed $2,500 as at February 28, 2010. A shareholder of the Company loaned $8,000 during the year which is due as at February 28, 2010. These loans are unsecured, non-interest bearing and due on demand.

Deer Bay Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements


5. Common Stock

     During the year ended February 28, 2005 the Company issued 7,610,000 shares of common stock for total cash proceeds of $29,800.

     On April 29, 2008 the Company's articles of incorporation were amended to increase the authorized share capital to 200,000,000 common shares and reduce par value to $0.0001. This amendment has been applied retroactively to all share and per share amounts.

     On June 24, 2008 the Company issued 32,500,000 common shares at $.001 per share to six individuals pursuant to a private placement under Regulation S of the Securities and Exchange Commission for total cash proceeds of $32,500.

     On June 24, 2008, the Company issued 85,000,000 common shares at $.0001 to the Company's President for total cash proceeds of $8,500.

     On October 24, 2008 the Company received $5,000 pursuant to a subscription for 5,000,000 common shares at $0.001 per share.

     At February 28, 2010, there were no outstanding stock options or warrants.

6. Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $89,000 which commence expiring in 2025. The Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at February 28, 2010 and February 29, 2009 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                          Year Ended               Year Ended
                                       February 28, 2010       February 28, 2009
                                       -----------------       -----------------
                                              $                       $

     Cumulative Net Operating Losses       89,000                  77,000
     Statutory Tax Rate                        34%                     34%
     Effective Tax Rate                        --                      --
     Deferred Tax Asset                    30,000                  26,000
     Valuation Allowance                  (30,000)                (26,000)
                                          -------                 -------

     Net Deferred Tax Asset                    --                      --
                                          =======                 =======

7. Subsequent Events

     In accordance with ASC 855 management evaluated all activity of the Company through May 18, 2010 (the issue date of the financial statements) and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with our audited financial statements from our inception (August 25, 2004) to February 29, 2010 and the years ended February 28, 2010 and 2009 together with the notes thereto, and the section entitled "Description of Business", included in this Prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

     1. Register our shares for resale by our selling stockholders. Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. The remaining costs are expected to be approximately $10,000. The nature of these costs is audit, legal, transfer agent fees and SEC registration costs.
     2. We plan to complete phase one of our recommended exploration program on the property underlying our interest at an estimated cost of $70,000. We expect to commence our exploration program in the summer of 2010, depending on weather conditions and the availability of personnel and equipment.
     3. We anticipate spending approximately $1,000 per month in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $12,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

Thus, we estimate that our expenditures over the next twelve months will be approximately $49,000 ($5,000 to complete the registration of our shares, $20,000 to complete phase one of our recommended exploration program, $12,000 to pay current liabilities and $12,000 to cover ongoing general and administrative expenses. As at November 30, 2010, we had cash of $277 and liabilities of $12,082. As such, we anticipate that our cash may not be sufficient to enable us to complete phase one of our recommended exploration program, to pay for the costs of registering our shares, and to pay our accounts payable and our general and administrative expenses for approximately the next twelve months. In addition, we will require additional financing if we determine to proceed with subsequent phases of our recommended work program. Our recommended work program is described in this Prospectus under the heading "Description of Business and Properties--Our Planned Exploration Program".

During the twelve-month period following the date of this Prospectus, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months. We believe that debt financing will not be an alternative for funding additional exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock and by loans from our sole officer/director and current shareholders. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to secure sufficient funding from the sale of our common stock to fund our exploration program. In the absence of such financing, we will not be able to continue exploration of the property underlying our interests and our business plan will fail. Even if we are successful in obtaining equity financing to fund any continuation of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of the property underlying our interests. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claim on February 4, 2011.

We may consider entering into a joint venture arrangement to provide the required funding to develop the property underlying our interests. We have not undertaken any efforts to locate a joint venture participant. Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of the property underlying our interests. If we enter into a joint venture arrangement, we would likely have to assign a percentage in our interest to the joint venture participant.

RESULTS OF OPERATIONS

REVENUES

We have had no operating revenues since our inception on August 25, 2004. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

EXPENSES AND LOSS FROM OPERATIONS

Our expenses and losses for the following periods are set forth below:

                          STATEMENT OF OPERATIONS DATA

                                                                                Inception
                                        For the Year       For the Year     (August 25, 2004)
                                           Ended              Ended                to
                                         Febraury 28,       February 28,       February 28,
                                            2010               2009               2010
                                          --------           --------           --------
                                         (Audited)          (Audited)          (Audited)
REVENUES                                  $     --           $     --           $     --
                                          --------           --------           --------
EXPENSES
  Bank charges                            $    115           $    158           $    668
  Mineral property costs                  $    500           $  8,000           $ 16,000
  Office expenses                         $     80           $    534           $  1,725
  Professional fees                       $ 10,500           $ 25,889           $ 55,580
  Transfer agent and filing fees          $  1,246           $ 12,106           $ 15,231
                                          --------           --------           --------
      Total Operating Expenses            $ 12,441           $ 46,687           $ 89,204
                                          --------           --------           --------
NET LOSS                                  $(12,441)          $(46,687)          $(89,204)
                                          ========           ========           ========

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $96 and a working capital deficit of $13,404 at February 28, 2010.

CASH FLOWS FROM OPERATING ACTIVITIES

Net cash used in operating activities was ($70,204) for the period from inception on August 25, 2004 to February 28, 2010, the majority of which represents professional fees of $55,580 and transfer agent and filing fees of $15,231 offset by accounts payable of $3,000. We anticipate that cash used in operating activities will decrease over the next twelve months as discussed under "Plan of Operations" above.

CASH FLOWS FROM FINANCING ACTIVITIES

We have funded our business to date primarily from sales of our common stock. From our inception on August 25, 2004 to February 28, 2010, we have raised a total of $75,800 from private offerings of our securities and $10,500 from proceeds from our sole officer and a shareholder.

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used in acquiring mineral properties was $16,000 during the period from inception on August 25, 2004 to February 28, 2010.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our principal independent accountants.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name               Age                          Office Held
----               --                           -----------
Garry E. Wong      64       President, Chief Executive Officer, Chief Financial
                            Officer, Secretary, Treasurer and a director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

GARRY E. WONG

Mr. Wong has been our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director continuously from 2005 to date. He practiced as a Member of the Law Society of British Columbia and a partner in three different Vancouver law firms and for the period from 1993 to 2002 practiced in a partnership called Wong Hui & Associates. Since 2002 he practiced as a sole proprietorship until 2009 when he retired. Mr. Wong specialized in corporate and commercial law, real estate and real estate financing. He has served as a director of various companies and has also served as a director and president of a number of not for profit organizations such as the Zajac Foundation and the Mount St Joseph Hospital foundation. Mr. Wong received his Bachelor of Arts Degree from the University of Washington, in 1966 and received his Bachelor of law from Osgoode hall at York University, Toronto, Ontario, Canada.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than Garry E. Wong.

COMMITTEES OF THE BOARD OF DIRECTORS

We presently do not have an audit committee, a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the fiscal year ended February 28, 2011.

FAMILY RELATIONSHIPS

There are no family relationships among our directors and officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

     3.   being  subject to any order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our sole officer during our fiscal years ended February 28, 2010, 2009 and 2008.

                           SUMMARY COMPENSATION TABLE


                                                                    Non-Equity      Nonqualified
 Name and                                                           Incentive        Deferred
 Principal                                    Stock     Option        Plan         Compensation     All Other
 Position        Year  Salary($) Bonus($)   Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------        ----  --------- --------   ---------  ---------  ---------------   -----------  ---------------  ---------
Garry E. Wong    2008/
President, CEO,  2009/
CFO, Secretary   2010    Nil       Nil        Nil        Nil        Nil               Nil          Nil              Nil
& Treasurer

The following table sets forth information as at February 28, 2010 relating to outstanding equity awards for our sole officer:

                   OUTSTANDING EQUITY AWARDS AT YEAR END TABLE

                                      Option Awards                                          Stock Awards
          ----------------------------------------------------------------   ----------------------------------------------
                                                                                                                   Equity
                                                                                                                  Incentive
                                                                                                       Equity       Plan
                                                                                                      Incentive    Awards:
                                                                                                        Plan      Market or
                                                                                                       Awards:     Payout
                                             Equity                                                   Number of   Value of
                                            Incentive                          Number                 Unearned    Unearned
                                           Plan Awards;                          of        Market      Shares,     Shares,
            Number of      Number of        Number of                          Shares     Value of    Units or    Units or
           Securities     Securities       Securities                         or Units   Shares or     Other        Other
           Underlying     Underlying       Underlying                         of Stock    Units of     Rights      Rights
           Unexercised    Unexercised      Unexercised   Option     Option      That     Stock That     That        That
            Options         Options         Unearned    Exercise  Expiration  Have Not    Have Not    Have Not    Have Not
Name      Exercisable(#) Unexercisable(#)   Options(#)   Price($)    Date     Vested(#)   Vested($)   Vested(#)   Vested(#)
----      -------------- ----------------  ----------    -----       ----     ---------   ---------   ---------   ---------
Garry E.      Nil              Nil             Nil        N/A         N/A        N/A        N/A          N/A         N/A
Wong

The following table sets forth information relating to compensation paid to our directors during our fiscal years ended February 28, 2010, 2009 and 2008.

DIRECTOR COMPENSATION TABLE


                          Fees                            Non-Equity      Nonqualified
                         Earned                           Incentive         Deferred
                        Paid in    Stock      Option        Plan          Compensation     All Other
    Name        Year    Cash($)   Awards($)  Awards($)  Compensation($)    Earnings($)   Compensation($)  Total($)
    ----        ----    -------   ---------  ---------  ---------------    -----------   ---------------  --------
Garry E. Wong   2008/
                2009/
                2010     Nil       Nil        Nil        Nil                Nil             Nil            Nil

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.

                                                                    Amount and Nature of     Percent of
Title of Class       Name and Address of Beneficial Owner(1)        Beneficial Owner(2)       Class (3)
--------------       ---------------------------------------        -------------------       ---------
                     Directors and Officers:

Common Stock         Garry Wong                                         88,500,000               68%

                     Our directors and officers as a group
                     (one person)                                       88,500,000               68%

----------
(1) The business address of our officers and director's is our company address, which is 2366 Wall Street, Suite 407, Vancouver, British Columbia Canada V5L 4Y1.
(2) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.
(3) Based on the 130,110,000 shares of our common stock issued and outstanding as of the date of this Prospectus.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     1.   any of our directors or officers;
     2.   any person proposed as a nominee for election as a director;
     3. any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or
     4. any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

PURCHASE OF COMMON SHARES BY GARRY E. WONG

Garry E. Wong, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and currently our sole director, acquired 3,500,000 shares of our common stock at a price of $0.001 per share after our incorporation on August 25, 2004. On March 18, 2008 Mr. Wong acquired 85,000,000 shares of our common stock at a price of $0.0001 per share.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

                                                                           $
                                                                       ---------
SEC registration fee:                                                      60.00
Audit fees and expenses:                                                4,500.00
Legal fees and expenses:                                                5,000.00
Transfer agent and registrar fees:                                          0.00
Fees and expenses for qualification under state securities laws:            0.00
Miscellaneous (including Edgar filing fees):                              467.00
                                                                       ---------
Total:                                                                 10,027.00
                                                                       =========

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

NEVADA REVISED STATUTES

Section 78.7502 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favour by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defence or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding referred to in subsections 1 and 2, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OUR ARTICLES OF INCORPORATION

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

     1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     2.   the payment of dividends in violation of NRS 78.300.

OUR BYLAWS

Our bylaws provide the following indemnification provisions:

Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders. The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the
Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Expenses as a Witness. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Indemnity Agreements. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

Effect of Amendment. Any amendment, repeal or modification of any provision of this Article by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment, repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

After our incorporation on August 25, 2004, we issued 3,500,000 shares of our common stock for consideration of $3,500 to our founding officer and director. This share issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Effective as of October 13, 2004, we completed a private placement of 2,800,000 shares at a price of $0.001 per share to a total of 8 purchasers. The total proceeds from this offering were $2,800. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

Effective as of October 28, 2004, we completed a private placement of 1,050,000 shares at a price of $0.01 per share to a total of 7 purchasers. The total proceeds from this offering were $10,500. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

Effective as of December 24, 2004, we completed a private placement of 260,000 shares at a price of $0.05 per share to a total of 13 purchasers. The total proceeds from this offering were $13,000. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

Effective as of May 1, 2008, we completed a private placement of 32,500,000 shares at a price of $0.001 per share to a total of 5 purchasers. The total proceeds from this offering were $32,500. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

Effective as of October 24, 2008, we completed a private placement of 5,000,000 shares at a price of $0.001 per share to a total of one purchaser. The total proceeds from this offering were $5,000. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. The sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the investor.

ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

Exhibit
Number                          Description of Exhibit
------                          ----------------------
3.1      Articles of Incorporation (1)

3.2      Bylaws (1)

5.1 Opinion of Boughton Law Corporation, with consent to use, regarding the validity of the securities being registered

10.3 Letter and Trust Agreement dated February 4, 2010 between Teuton Resources Corp and Deer Bay Resources Inc. (2)

10.4     Form of Private Placement Subscription Agreement (1)

10.5 Geology Report on Emory Creek Claim by Glen Macdonald, P. Geo. Dated February 10, 2010 (2)

23.1     Consent of Independent Registered Public Accounting Firm

23.2     Consent of Geologist

23.3     Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page of this registration statement)

----------
(1) Incorporated by reference from Form S-1 filed with the Securities and Exchange Commission on November 28, 2008.
(2) Incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on May 18, 2010.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Remove  from  registration  by  means  of  a  post-effective   registration
     statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada on June 1, 2010

                                         DEER BAY REOURCES INC.


                                         By: /s/ Garry E. Wong
                                             -----------------------------------
                                             Garry E. Wong
                                             President, Chief Executive Officer,
                                             Chief Financial Officer, Secretary,
                                             Treasurer and a Director

                                POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Garry E. Wong as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                          Title                          Date
     ---------                          -----                          ----


/s/ Garry Wong               President, Chief Executive Officer,    June 1, 2010
-------------------------    Chief Financial Officer, Secretary,
Garry Wong                   Treasurer and a Director